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EXHIBIT 99.2

    Schuler Residential's number of homes closed, average sales prices of homes closed and backlog are set forth below for the periods indicated.

	Years Ended December 31,		Year Ended March 31,	Three Months Ended March 31,
	1998	1999	2001	2000	2001
Selected Operating Data(1)
Homes closed
Northern California	83	256	358	78	104
Southern California	—	18	123	27	32
Colorado	1,090	1,448	1,396	448	299
Hawaii	340	340	344	94	79
Washington	251	273	343	55	62
Oregon	63	308	234	79	47
Arizona	—	—	1	—	1

Total homes closed	1,827	2,643	2,799	781	624

New orders
Northern California	104	319	363	97	78
Southern California	—	41	162	41	46
Colorado	1,300	1,623	1,335	442	346
Hawaii	322	361	402	108	113
Washington	249	301	301	123	87
Oregon	125	291	256	65	64
Arizona	—	—	32	—	29

Total new orders	2,100	2,936	2,851	876	763

Backlog at end of period, homes
Northern California	35	98	122	117	122
Southern California	—	23	76	37	76
Colorado	477	652	585	646	585
Hawaii	52	73	145	87	145
Washington	41	69	95	137	95
Oregon	76	59	67	45	67
Arizona	—	—	31	—	31

Total backlog at end of period, homes(2)	681	974	1,121	1,069	1,121

Backlog at period end, aggregate sales value (in thousands)(2)	$123,886	$208,727	$277,408	$248,926	$277,408

(1)
Includes information relating to 100% of the operations of Schuler Residential's unconsolidated joint ventures (271, 119, 122, 58 and 10 closings in the years ended December 31, 1998 and 1999, the year ended March 31, 2001, and the three months ended March 31, 2000 and 2001, respectively).

(2)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

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EXHIBIT 99.2